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                                                                     Exhibit 23

                              ACCOUNTANTS' CONSENT



   We consent to the incorporation by reference in the Registration Statement of
H. J. Heinz Company SAVER Plan on Form S-8 (File No. 33-32563) of our report dated May 31, 1996 on our audits of the financial statements of the H. J. Heinz Company SAVER Plan as of December 31, 1995 and 1994 and for the years then ended, which report is included in this Annual Report on Form 11-K.


                                                  /s/ Coopers & Lybrand L.L.P.

                                                  COOPERS & LYBRAND L.L.P.



Pittsburgh, Pennsylvania
June 21, 1996